Exhibit 99.2

July 13, 2011

To the Shareholders of Gulf Resources, Inc.

The undersigned hold in the aggregate 13,391,453 shares of common stock of Gulf Resources, Inc. (the “Company”).  Based on 34,644,842 shares outstanding as of today’s date, the undersigned hold 38.7% of the Company’s total outstanding shares of common stock.

We have very strong confidence in the Company’s future and we hereby declare that we will not pledge or sell any of our shares of the Company’s common stock in the next three years.

Yours sincerely,

/s/ Ming Yang	/s/ Wenxiang Yu	/s/ Zhi Yang
Ming Yang	Wenxiang Yu	Zhi Yang

SHANDONG HAOYUAN INDUSTRY GROUP LTD.

By: /s/ Ming Yang
Ming Yang
Chief Executive Officer and Director